UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/17/2011

Amfil Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  33-2775-A

New York	13-3296819
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

805 Fiero Lane Suite F
San Luis Obispo, CA 93401
(Address of principal executive offices, including zip code)

805 275 2433
(Registrant’s telephone number, including area code)

Technical Ventures Inc.
2000 ne 22nd St. Wilton Manors, FL 33305
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  ELECTION OF DIRECTOR; DEPARTURE OF DIRECTOR

(a)
On May 12th, 2011, Ambrose Fillis, the President and CEO and Director of AMFIL Technologies, Inc., resigned as President, CEO and Director to focus on other interests and opportunities. Ambrose Fillis will continue to provide assistance to the company assisting in restoring it to a fully reporting company as well as fostering the company’s continued progress with its gold exploratory projects in Guyana.

(b)
On May 16th, 2011, the Board of Directors approved the appointment of Dr. Yarko Mulkewytch to the Board of Directors and as interim President and CEO of AMFIL Technologies, Inc.  Dr. Yarko Mulkewytch holds a degree in Electrical Engineering from the University of Toronto, as well as a MBA from the University of Toronto. Dr. Yarko Mulkewytch also a Doctor of Vet nary Medicine degree (DVM) obtained through Guelph University.

This Form 8-K may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995; The actual results could differ materially from those set forth in the forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results, and other risks.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amfil Technologies Inc

May 17, 2011	By:	/s/ Ambrose Fillis
Ambrose Fillis
President and CEO
Director